                                                                    EXHIBIT 11.1

                       TRANSACT TECHNOLOGIES INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE

                                                                           Year Ended December 31,
                                                               ----------------------------------------------
                                                                   2001             2000              1999
                                                               -----------       -----------       ----------
Net Income (loss)                                              $(4,922,000)      $  (344,000)      $  324,000
Dividends and accretion on preferred stock                        (358,000)         (320,000)              --
                                                               -----------       -----------       ----------
Net income (loss) available to common
shareholders                                                   $(5,280,000)      $  (664,000)      $  324,000
                                                               ===========       ===========       ==========

Shares:
   Basic - Weighted average common shares
     outstanding                                                 5,551,000         5,504,000        5,565,000
                                                               ===========       ===========       ==========

   Dilutive effect of outstanding options and
     warrants as determined by the treasury
     Stock method                                                       --                --           49,000
                                                               -----------       -----------       ----------
   Diluted - Weighted average common and
common equivalent shares outstanding                             5,551,000         5,504,000        5,614,000
                                                               ===========       ===========       ==========

Net income (loss) per common and common equivalent share:
     Basic                                                     $     (0.95)      $     (0.12)      $     0.06
                                                               -----------       -----------       ----------
     Diluted                                                   $     (0.95)      $     (0.12)      $     0.06
                                                               ===========       ===========       ==========